As filed with the Securities and Exchange Commission on July 9, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware	94-0905160
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1155 Battery Street
San Francisco, California 94111
(Address of principal executive offices) (Zip code)
_________________
Levi Strauss & Co. Amended and Restated 2016 Equity Incentive Plan
(Full titles of the plans)
Charles V. Bergh
President and Chief Executive Officer
Levi Strauss & Co.
1155 Battery Street
San Francisco, CA 94111
415-501-6000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_________________
Copies to:

Eric Jensen Jodie Bourdet Siana Lowrey Cooley LLP 101 California Street, Fifth Floor San Francisco, CA 94111 415-693-2000	Harmit Singh Seth R. Jaffe David Jedrzejek Levi Strauss & Co. 1155 Battery Street San Francisco, CA 94111 415-502-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B common stock, par value $0.001 per share
Amended and Restated 2016 Equity Incentive Plan	10,707,030(2)	$21.33(3)	$228,380,949.90	$27,679.77
Total	10,707,030	—	$228,380,949.90	$27,679.77
(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Class B common stock that become issuable under the Registrant’s Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”) by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected that results in an increase in the number of outstanding shares of Class B common stock.
(2) Represents additional shares of Class B common stock reserved for issuance pursuant to restricted stock unit awards granted under the 2016 Plan that are outstanding as of the date hereof and were outstanding as of March 21, 2019, the date on which shares of Class B common stock available for issuance under the 2016 Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (Registration No. 333-230426).
(3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $21.33 per share, which is the average of the high and low sales prices of the Class A common stock reported on the New York Stock Exchange on July 2, 2019.

PART I
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Levi Strauss & Co. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 10,707,030 additional shares under its 2016 Equity Incentive Plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
The Registrant hereby incorporates by reference in this Registration Statement the contents of the Registrant’s Registration Statement on Form S-8, filed with the Commission on March 21, 2019 (Registration No. 333-230426).

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 25, 2019).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 25, 2019).
4.3
Form of Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-229630), filed with the Commission on March 11, 2019).

5.1	Opinion of Cooley LLP.
10.1
Amended and Restated 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-229630), filed with the Commission on February 13, 2019).

10.2
Form of Stock Appreciation Right Grant Notice and Agreement under the 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-229630), filed with the Commission on February 13, 2019).

10.3
Form of Restricted Stock Unit Award Grant Notice and Agreement under the 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-229630), filed with the Commission on February 13, 2019).

10.4
Form of Performance Vested Restricted Stock Unit Award Grant Notice and Agreement under the 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-229630), filed with the Commission on February 13, 2019).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 9, 2019

LEVI STRAUSS & CO.

By:	/s/ Charles V. Bergh
Charles V. Bergh
President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles V. Bergh, Harmit Singh and Seth R. Jaffe, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles V. Bergh	President, Chief Executive Officer and Director	July 9, 2019
Charles V. Bergh	(Principal Executive Officer)

/s/ Harmit Singh	Executive Vice President and Chief Financial Officer	July 9, 2019
Harmit Singh	(Principal Financial Officer)

/s/ Gavin Brockett	Senior Vice President and Global Controller	July 9, 2019
Gavin Brockett	(Principal Accounting Officer)

/s/ Stephen C. Neal	Chairman of the Board of Directors	July 9, 2019
Stephen C. Neal

/s/ Troy Alstead	Director	July 9, 2019
Troy Alstead

/s/ Jill Beraud	Director	July 9, 2019
Jill Beraud

/s/ Robert A. Eckert	Director	July 9, 2019
Robert A. Eckert

/s/ Spencer C. Fleischer	Director	July 9, 2019
Spencer C. Fleischer

/s/ David A. Friedman	Director	July 9, 2019
David A. Friedman

/s/ Peter E. Haas Jr.	Director	July 9, 2019
Peter E. Haas Jr.

/s/ Christopher J. McCormick	Director	July 9, 2019
Christopher J. McCormick

/s/ Jenny Ming	Director	July 9, 2019
Jenny Ming